Exhibit 99.1

TRxADE HEALTH Reports Second Quarter 2021 Financial Results

Q2 2021 Gross Profit Margin Expands Significantly to 44.3%

TAMPA, FL, July 26, 2021 — TRxADE HEALTH, INC. (NASDAQ: MEDS), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced its financial results for the second quarter ended June 30, 2021.

Recent Operational Highlights:

●	Trxade continued to expand the Trxade drug procurement marketplace nationwide, adding approximately 195 new registered members in Q2 2021, bringing the total registered members to 12,700+.

●	Signed enterprise retail partnerships with Winn-Dixie, Big Y, SpartanNash and Brookshire Grocery to onboard new customers to the Company’s telehealth platform. Over 500 stores offer the Company’s Bonum Health product to thousands of customers which is available in all 50 states.

●	Secured group purchasing agreement with QualityCare Pharmacies, an independent pharmacy prescription drug buying group, joining TRxADE’s rapidly growing GPO offering to spearhead significant increases in wallet share amongst independent pharmacies on the TRxADE platform.

●	Launched government-oriented health passport solution with accompanying mobile app to enable expedited post-COVID-19 reopening.

Management Commentary

“We continue to drive forward telehealth which supports the core strength of our pharmaceutical exchange platform,” said Suren Ajjarapu, Chairman and Chief Executive Officer of TRxADE HEALTH. “Despite the ongoing challenges to the pharmaceutical supply chain posted by the COVID-19 pandemic, we continue to position the Company for future success in its complementary business segments.”

“In continued efforts to expand the reach of our telehealth offering Bonum Health, we inked partnerships with over 500 retail locations nationwide – serving a rapidly growing base of customers in all 50 states. I anticipate the pace of onboarding to accelerate in the coming quarters as consumers naturally gravitate towards our affordable, easy-to-use telehealth platform. We believe that this business, when paired with potentially lucrative digital health passport opportunities abroad, positions us for continued success.”

“Our core exchange business continues to gain momentum through several catalysts, most notably, the addition of new group purchasing organizations that should drive a near-term return to operating profitability. Taken in tandem with our complementary telehealth and health passport businesses, we are better positioned than ever to grow into a much more diversified, profitable company in the near term while creating sustainable, long-term value for our shareholders,” concluded Ajjarapu.

Second Quarter 2021 Financial Summary

●	Revenues for the second quarter of 2021 were $1.9 million, as compared to revenues of $6.6 million in the same quarter last year. The decrease in revenue was primarily a result of non-recurring sales of personal protective equipment (PPE) in 2020 related to the COVID-19 pandemic.
●	Gross profit in the second quarter of 2021 totaled $0.8 million, or 44.3% of revenues, compared to gross profit of $2.0 million, or 30.4% of revenues, in the same quarter last year. The significant increase in gross profit margin was a result of fewer lower margin PPE sales in 2021.
●	Operating expenses in the second quarter of 2021 were $3.4 million, compared to $2.5 million in the same quarter last year, primarily as a result of an inventory investment loss of $1.2 million.
●	Net loss in the second quarter of 2021 was $2.6 million, or ($0.32) per basic and diluted share outstanding, compared to a net loss of $0.5 million, or ($0.07) per basic share outstanding, in the same quarter last year.
●	Adjusted EBITDA, a non-GAAP financial measure, was ($1.2) million in the second quarter of 2021, compared to $0.27 million in the same quarter last year.[1]
●	Cash and cash equivalents were $4.5 million as of June 30, 2021, compared with $5.2 million as of March 31, 2021.

1Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Conference Call and Webcast

Management will host a conference call on Monday, July 26, 2021, at 5:00 p.m. Eastern time to discuss TRxADE HEALTH’s second quarter 2021 financial results. The call will conclude with Q&A from participants.

To participate, please use the following information:

Q2 2021 Conference Call and Webcast

Date: Monday, July 26, 2021

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13720923

Webcast: http://public.viavid.com/index.php?id=145434

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through August 26, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13720923. A webcast will also be available for 30 days on the IR section of the TRxADE HEALTH website or by clicking the webcast link above.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving a total of 12,100+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For info on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

Use of Non-GAAP Financial Information

This earnings release discusses EBITDA and Adjusted EBITDA. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, loss on inventory investment and gain (loss) in equity investment. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than TRxADE HEALTH, Inc. does, limiting its usefulness as a comparative measure. See also “Reconciliation of Net Income attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, below.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Trxade’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Trxade, its divisions and concepts to be materially different than those expressed or implied in such statements. These risks include risks of our operations not being profitable; claims relating to alleged violations of intellectual property rights of others; technical problems with our websites; risks relating to implementing our acquisition strategies; challenges to the pharmaceutical supply chain posted by the COVID-19 pandemic and related matters; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; risks associated with the market for health passports, adoption thereof, consumer acceptance thereof, and changes in the market for such products; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; and others that are included from time to time in filings made by Trxade with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Trxade’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Trxade cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations:

Lucas Zimmerman

Director

MZ Group - MZ North America

(949) 259-4987

MEDS@mzgroup.us

www.mzgroup.us

TRxADE HEALTH, INC.

Consolidated Balance Sheets

June 30, 2021, and December 31, 2020

(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current Assets
Cash	$4,519,983	$5,919,578
Accounts Receivable, net	1,504,037	805,043
Inventory	139,117	1,257,754
Prepaid Assets	373,030	151,248
Other Receivables	-	1,087,675
Total Current Assets	6,536,167	9,221,298

Property Plant and Equipment, Net	15,006	162,397

Other Assets
Deposits	21,636	21,636
Right of use leased assets	323,221	387,371

Total Assets	$6,896,030	$9,792,702

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable	$168,374	$256,829
Accrued Liabilities	377,049	219,256
Current Portion Lease Liabilities	90,628	131,153
Customer Deposits	-	10,000
Notes Payables– Related Party	225,000	225,000
Total Current Liabilities	861,051	842,238

Long Term Liabilities
Other Long-Term Liabilities — Leases	248,002	271,306
Total Liabilities	1,109,053	1,113,544

Stockholders’ Equity
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of June 30, 2021, and December 31, 2020	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 8,161,457 and 8,093,199 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively	81	81
Additional Paid-in Capital	19,948,245	19,610,631
Accumulated Deficit	(14,161,349)	(10,931,554)
Total Stockholders’ Equity	5,786,977	8,679,158

Total Liabilities and Stockholders’ Equity	$6,896,030	$9,792,702

TRxADE HEALTH, INC.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2021, and 2020

(unaudited)

	Three months ended		Six months ended
	2021	2020	2021	2020

Revenues	$1,898,254	6,592,637	4,951,489	8,795,957

Cost of Sales	1,056,863	4,587,865	2,726,787	5,151,049
Gross Profit	841,391	2,004,772	2,224,702	3,644,908

Operating Expenses
Loss on Inventory Investment	1,225,141	-	1,225,141	-
General and Administrative	2,185,838	2,540,049	4,213,404	3,991,958

Operating (Loss) Income	(2,569,588)	(535,277)	(3,213,843)	(347,050)

Interest Expense	(8,688)	(7,310)	(15,952)	(15,234)
Net (Loss) Income	$(2,578,276)	$(542,587)	$(3,229,795)	$(362,284)

Net (Loss) Income per Common Share – Basic and Diluted:	$(0.32)	$(0.07)	$(0.40)	$(0.05)

Weighted average Common Shares Outstanding – Basic and Diluted	8,122,206	7,580,977	8,107,864	7,324,512

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

For the Six months ended June 30, 2021, and 2020

(unaudited)

	2021	2020

Operating Activities:
Net Income (Loss)	$(3,229,795)	$(362,284)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation Expense	3,500	2,500
Options expense	137,130	245,903
Warrant Expense	-	100,383
Common Stock Issued for Services	198,663	829,867
Bad Debt Expense	(10,000)	9,000
Loss on Inventory Investments	1,225,141	-
Amortization of right of use asset	64,150	47,799
Changes in operating assets and liabilities:
Accounts Receivable	(688,994)	(2,761,331)
Prepaid Assets and other Current Assets	(221,782)	(217,615)
Inventory	1,118,637	(1,762,113)
Deposits for Inventory Purchases	-	(309,000)
Other Receivables	6,425	-
Lease Liability	(63,829)	(42,477)
Accounts Payable	(88,455)	(17,871)
Customer Deposits	(10,000)	3,574
Accrued Liabilities and Other Liabilities	157,793	250,998
Net Cash used in operating activities	(1,401,416)	(3,982,667)

Investing Activities:
Purchase of Fixed Assets	-	(23,505)
Net Cash used in Investing activities	-	(23,505)

Financing Activities:
Stock Issuance Costs	-	(732,355)
Proceeds from exercise of Warrants	-	22,952
Proceeds from exercise of Stock Options	1,821	501
Proceeds from Issuance of Common Stock	-	5,994,424
Net Cash provided by financing activities	1,821	5,285,522

Net increase (decrease) in Cash	(1,399,595)	1,279,350
Cash at Beginning of the Period	5,919,578	2,871,694
Cash at End of the Period	$4,519,983	$4,151,044

Supplemental Cash Flow Information
Cash Paid for Interest	$4,702	$3,984
Cash Paid for Income Taxes	$-	$-

Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Net Income (loss) attributable to Trxade Group, Inc.	$(2,578,276)	$(542,587)	$(3,229,795)	$(362,284)
Add (deduct):
Interest, net	8,688	7,310	15,952	15,234
Depreciation and amortization	1,750	1,250	3,500	2,500
EBITDA	(2,567,838)	(534,027)	(3,210,343)	(344,550)
Add (deduct):
Loss on Inventory Investment	1,225,141	-	1,225,141	-
Stock-based compensation	161,808	1,035,373	335,793	1,176,153
Adjusted EBITDA *	$(1,180,889)	$268,389	$(1,649,409)	$831,603

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.